UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

April 21, 2015

THE CHEESECAKE FACTORY INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20574	51-0340466
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26901 Malibu Hills Road

Calabasas Hills, California 91301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(818) 871-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02                                  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The following information is intended to be furnished under Item 2.02 of Form 8-K, “Results of Operations and Financial Condition.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

In a press release dated April 22, 2015, The Cheesecake Factory Incorporated (the “Company”) reported financial results for the first quarter of fiscal 2015, which ended on March 31, 2015.  Total revenues were $518.0 million in the first quarter of fiscal 2015 as compared to $481.4 million in the prior year first quarter.  Net income and diluted net income per share were $28.4 million and $0.56, respectively, in the first quarter of fiscal 2015.  The full text of the press release is furnished herewith as Exhibit 99.1 to this Report.

ITEM 8.01                                  OTHER EVENTS

On April 21, 2015, the Board of Directors of the Company declared a quarterly cash dividend to its stockholders.  A dividend of $0.165 per share will be paid on May 19, 2015 to the stockholders of record at the close of business on May 6, 2015 of each share of the Company’s common stock.  Future dividends, if any, will be subject to Board approval.  On April 22, 2015, the Company included in its press release, attached hereto as Exhibit 99.1 and described in Item 2.02 above, an announcement of the declaration of the dividend.  The full text of the press release is furnished as Exhibit 99.1 to this Report and is hereby incorporated by reference.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)                            Exhibits

99.1          Press release dated April 22, 2015 entitled, “The Cheesecake Factory Reports Results for First Quarter of Fiscal 2015”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2015	THE CHEESECAKE FACTORY INCORPORATED

	By:	/s/ W. Douglas Benn
W. Douglas Benn
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated April 22, 2015 entitled, “The Cheesecake Factory Reports Results for First Quarter of Fiscal 2015”